                                                                    EXHIBIT 99.1

                        [MOVIE STAR LOGO GRAPHIC OMITTED]

         1115 Broadway, New York, NY 10010 212-798-4700 Fax 212-213-4925

FOR IMMEDIATE RELEASE:

      Movie Star, Inc. Reports Results of Annual Shareholders Meeting
      ---------------------------------------------------------------

NEW YORK, NEW YORK (DECEMBER 13, 2005)--MOVIE STAR, INC. (AMEX: MSI) today announced that all matters presented to its shareholders at today's annual meeting were approved. All directors nominated were re-elected. These directors included Melvyn Knigin, Chairman and Chief Executive Officer, Saul Pomerantz,
Thomas Rende, Michael Salberg, Joel Simon, Peter Cole and John Eisel. In
addition, Mahoney Cohen & Company was approved as the independent auditors for fiscal 2006. Finally, shareholders approved the proposal to amend the Company's charter to limit the liability of directors as provided by New York law.

In his remarks to shareholders, Mel Knigin stated: "The disruption caused by hurricane Katrina is behind us and our facility in Mississippi is fully operational again. If we control our costs as expected, based upon orders in hand and expected shipments through the calendar year end, we believe we will record a profit for the first half of fiscal 2006. However, our visibility for the second half is not clear and we cannot predict our results for the full year at this time."

MOVIE STAR, INC. produces and sells ladies apparel, including sleepwear, robes, leisurewear, and daywear. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development;
competition; risks of doing business abroad; foreign government regulations;
fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; and the risk factors listed from time to time in the Company's SEC reports.

CONTACT:                                               INVESTOR RELATIONS:
Movie Star, Inc.                   -or-                SM Berger & Company, Inc.
Thomas Rende, CFO                                      Stanley Berger
(212) 798-4700                                         (216) 464-6400